EXHIBIT 10.7
                                                                    ------------

                           LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this "AGREEMENT") is made on June 21, 2001, between Spieker Properties, L.P., a California limited partnership ("LANDLORD"), and LION Inc. a Washington corporation ("TENANT").

1.       Recitals:

         a. Landlord and Tenant entered into a lease dated June 30, 1999 (the "LEASE"), in which Landlord leased to Tenant, and Tenant leased from Landlord premises located in the City of Renton, County of King, Washington, commonly known as Southgate Office Plaza, 2201 Lind Ave. SW, Suite 200 (the "PREMISES").

         b. The parties wish to terminate the Lease subject to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

2. Termination/Conditions. The Lease shall be terminated with no ongoing liability to Tenant and Landlord except as identified herein and such termination shall be effective as of August 1, 2001 (the "EFFECTIVE DATE"), subject to satisfaction of the following conditions (which are for the sole benefit of Landlord):

         a. That all financial obligations of Tenant under the Lease, including, but not limited to, rental, operating expenses, real estate taxes, alteration costs, late charges, additional rent and other charges, are paid through the Effective Date.

         b. That Landlord has a fully executed lease with Sisters of Providence in Washington d.b.a. Providence Washington Service Center for the Premises.

         c. Tenant shall not be in default of the Lease and shall be current in all obligations of the Lease as of the Effective Date.

         d. That the Premises shall be vacated by Tenant as required hereunder and left in a broom clean condition with all fixtures, walls, floor coverings and other appurtenances to the Premises in good condition less reasonable wear and tear.

         e. Tenant shall still be obligated for reconciliation of operating expenses for the portion of the Lease for the time period January 1, 2001, through July
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                  31, 2001. Tenant hereby waives its right to audit Landlord's books and records contained in the Lease, if any.

                  If any of the above conditions have not been satisfied, Landlord shall have the option to render this Agreement null and void by providing written notice to Tenant.

3. Release. Tenant acknowledges that Landlord has fully performed all of its obligations under the Lease.

4. Vacation of Premises. On or before the Effective Date, Tenant shall vacate the Premises and surrender control and possession of the Premises to Landlord in accordance with Paragraph 2.d above and with all of the provisions of the Lease relating to surrender of the Premises upon expiration or termination of the Lease.

5. Prepaid Rent; Security Deposit. As additional consideration for Tenant's entering into this Agreement, Landlord shall return the sums presently held by Landlord pursuant to Paragraph 19 of the Lease which shall not be applied to last month's rent notwithstanding anything to the contrary that may be contained in the Lease.

6. Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of the Premises or its interest in the Lease; (b) no other person, firm, entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Effective Date there shall not be any, mechanics liens or other liens encumbering all or a portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Regardless of language to the contrary in this agreement concerning the termination of the Lease and the release of liability contained herein, the representations and warranties set forth in this paragraph shall survive the Effective Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

7.       Miscellaneous.

         a. Voluntary Agreement. The parties have read this Agreement and the mutual releases contained in it, and on advice of counsel they have freely and voluntarily entered into this Agreement.

         b. Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing
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                  party shall be entitled to recover from the losing party
                  reasonable attorneys' fees and costs of suit.

         c. Successors. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

         d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be a duplicate original, but all of which together shall constitute one and the same instrument.

         e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         f. Additional Documents. Each of the parties hereto specifically agree to execute such other and further instruments and documents, as may be reasonably required to effectuate the terms, conditions and objectives of this Agreement.

         g. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements, understandings, discussions, statements and negotiations of the parties relating to the subject matter herein contained.

         h. Authority. Each person signing this Agreement on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Agreement, and that this Agreement will thereby become binding upon Landlord and Tenant, respectively.

         i. Forwarding Address. All notices to Tenant shall hereafter be deemed to be delivered to Tenant if sent to Tenant at Mr. Steve Thomson, CFO, 4700-42nd Ave. SW, Suite 430, Seattle, WA 98116
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         IN WITNESS WHEREOF, the parties hereto have executed this Lease
Termination Agreement as of the date first written above.

                                    LANDLORD

                                    SPIEKER PROPERTIES, L.P.,
                                    a California limited partnership

                                    By:   Spieker Properties, Inc.,
                                          a Maryland corporation,
                                          its general partner



                                    By:
                                       -----------------------------------------
                                          Richard P. Gervais


                                    Its:  Senior Vice President
                                          --------------------------------------


                                    TENANT

                                    LION Inc.

                                    a Washington corporation

                                    By:
                                         ---------------------------------------
                                         Dave Stedman

                                    Its:   President
                                           -------------------------------------